 1933 Act Registration File No. 333-205411

1940 Act File No. 811-23063

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))]

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to ss.240.14a-12

Horizon Funds

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee Required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

____________________________

2) Aggregate number of securities to which transaction applies:

____________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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Important Shareholder Meeting Information from Horizon Investments and Horizon Funds

August 25, 2021

Horizon Investments recently announced a strategic investment from Altamont Capital Partners that is designed to further our position as a leader in goals-based investment solutions. In connection with this corporate transaction, the Horizon Funds are required to seek shareholder approval, and we’re writing to let you know that this proxy voting process is underway.

Here’s a link to the press release, if you missed it.

For Fund Shareholders

Proxy materials will be sent on or around August 25, 2021. Shareholders will receive a hard copy proxy mailing, including a proxy statement, ballot(s), and business reply envelope, unless they have opted for e-delivery of proxy materials via email from their brokerage firm.

As part of this effort, our proxy solicitation firm, AST, is making phone calls to shareholders of Horizon Funds. We’re aware that these types of calls may raise concern in this age of cybersecurity. Please be assured that these calls are friendly reminders to vote - and we will not be asking for any sensitive personal information.

Voting Instructions

To vote, please follow the instructions on the proxy card communication. The e-delivery email or proxy card will be required to cast a vote, as each of these documents has a “control number” specified for each shareholder.

Note that we will send a follow-up communication to shareholders who have not yet cast their vote as the meeting approaches.

If shareholders have any questions about the special meeting agenda, or about how to cast his or her proxy vote, please call our proxy solicitation firm at 1-877-361-7968. Representatives will be available to assist Monday through Friday 9 a.m. to 10 p.m. Eastern time.

For Financial Advisors

We want you to know that your clients who hold Horizon Funds may receive phone calls from our proxy solicitation firm, AST, to gather feedback and achieve a voting quorum. We would appreciate your help in encouraging your clients to cast their votes in a timely manner. Once a shareholder has voted, they will be removed from future call and mail lists.

NOT AN ADVERTISEMENT FOR INVESTMENT ADVISORY SERVICES | FOR INFORMATIONAL PURPOSES ONLY

Thank You

We would like to thank you in advance for helping conclude this process. This transaction supports our continued expansion of the products, capabilities, and services we can offer to our advisors and their clients.

If you have any questions on the proxy mailing please contact our proxy solicitor, AST, at 1-877-361-7968. For other questions, please contact your Horizon Regional Director.

NOT AN ADVERTISEMENT FOR INVESTMENT ADVISORY SERVICES | FOR INFORMATIONAL PURPOSES ONLY